Exhibit 99


Marine Products Corporation to Announce First Quarter 2004 Results and Host a
                      Conference Call on April 28, 2004

    ATLANTA, April 19 /PRNewswire-FirstCall/ -- Marine Products Corporation (AMEX: MPX) today announced that it will release its financial results for the first quarter ended March 31, 2004 on Wednesday, April 28, 2004 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 28, 2004 at 9 a.m. Eastern Time.
    Individuals wishing to participate in the conference call should call
(877) 270-4074 or (706) 643-7871 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on May 4, 2004 by dialing (800) 642-1687 OR (706) 645-9291, conference ID
6913761. This call also will be broadcast and archived on the company's investor Web site at www.marineproductscorp.com . Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.
    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com .

     Ben M. Palmer                          Jim Landers
     Chief Financial Officer                Corporate Finance
     404.321.7910                           404.321.2162
     irdept@marineproductscorp.com

SOURCE  Marine Products Corporation
    -0-                             04/19/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com, or Jim Landers, Corporate Finance,
+1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com/
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU:  CCA MAV